Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of May 9, 2023, by and among RMG Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), RMG Acquisition Corp. III, a Cayman Islands exempted company limited by shares (which shall de-register as an exempted company incorporated in the Cayman Islands by way of continuation to the State of Delaware and domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), and H2B2 Electrolysis Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record of 12,075,000 Acquiror Class B Shares and 8,216,330 Acquiror Private Warrants in the aggregate (such Acquiror Class B Shares and Acquiror Private Warrants together with any shares of Acquiror Common Stock or Acquiror Warrants of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by Sponsor during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof, pursuant to which, at the Closing, the Company will merge with and into Acquiror, the separate corporate existence of the Company will cease and Acquiror will be the Surviving Corporation (the “Merger”), on the terms and conditions set forth therein; and

WHEREAS, as an inducement to the Company’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1     Binding Effect of Merger Agreement. The Sponsor hereby acknowledges that it has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. The Sponsor hereby agrees to be bound by and comply with Sections 6.3 (Confidentiality), 7.3 (No Solicitation by Acquiror), and 11.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections of the Merger Agreement) as if the Sponsor was an original signatory to the Merger Agreement with respect to such provisions to the same extent as such provisions apply to Acquiror.

Section 1.2     No Transfer. During the period commencing on the date hereof and ending on the Expiration Time (as defined below), the Sponsor shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Acquiror Common Stock or Acquiror Warrants owned by the Sponsor, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Acquiror Common Stock or Acquiror Warrants owned by the Sponsor or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b); provided, however, that nothing herein shall prohibit a transfer to an Affiliate of Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Sponsor Agreement; provided, further, that any transfer permitted under this Section 1.2 shall not relieve the Sponsor of its obligations under this Sponsor Agreement. Any transfer in violation of this Section 1.2 with respect to the Subject Shares shall be null and void. Nothing in this Sponsor Agreement shall prohibit direct or indirect transfers of equity or other interests in the Sponsor.

Section 1.3     New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror are issued to the Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Acquiror Common Stock or Acquiror Warrants of, on or affecting the shares of Acquiror Common Stock or Acquiror Warrants owned by the Sponsor or otherwise, (b) the Sponsor purchases or otherwise acquires beneficial ownership of any shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) the Sponsor acquires the right to vote or share in the voting of any shares of Acquiror Common Stock or other equity securities of Acquiror after the date of this Sponsor Agreement (such shares of Acquiror Common Stock, Acquiror Warrants or other equity securities of Acquiror, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the shares of Acquiror Common Stock or Acquiror Warrants owned by the Sponsor as of the date hereof.

Section 1.4     Closing Date Deliverables. On the Closing Date, the Sponsor shall deliver to Acquiror and the Company:

(a)            a duly executed copy of the Registration Rights Agreement, by and among Acquiror, the Sponsor, and certain of the Company Stockholders in substantially the form attached as Exhibit C to the Merger Agreement; and

(b)            a duly executed copy of the Lock-Up Agreement, by and among Acquiror, the Sponsor, and certain of the Company Stockholders in substantially the form attached as Exhibit D to the Merger Agreement.

Section 1.5     Sponsor Agreements.

(a)            At any meeting of the shareholders of Acquiror, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, the Sponsor shall (i) if a meeting is held, appear at each such meeting (in person or by proxy) or otherwise cause all of its shares of Acquiror Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of Acquiror Common Stock:

(i)             in favor of each Transaction Proposal;

(ii)            in favor of each Extension;

(iii)           against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals);

(iv)         against any merger agreement or merger (other than the Merger Agreement and the transactions contemplated thereby, including the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror;

(v)            against any change in the business, management or the Acquiror Board (other than in connection with the Transaction Proposals); and

(vi)           against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror under the Merger Agreement, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror (other than in connection with the Transaction Proposals, including, for the avoidance of doubt, any Transaction Proposal in connection with the Domestication or the amendment to the Warrant Agreement pursuant to Section 7.10 of the Merger Agreement).

The Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)            The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of February 4, 2021, by and among the Sponsor, Acquiror, and certain other parties thereto (the “Letter Agreement”), including the obligations of the Sponsor pursuant to Section 1 therein to not redeem any shares of Acquiror Common Stock owned by the Sponsor in connection with the transactions contemplated by the Merger Agreement.

(c)            During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the Merger Agreement pursuant to Article X thereof, the Sponsor shall not modify, amend, or terminate any Contract between or among the Sponsor or any Affiliate of the Sponsor (other than Acquiror), on the one hand, and Acquiror, on the other hand, including, for the avoidance of doubt, the Letter Agreement other than, in each case, as contemplated or permitted by the Merger Agreement, or as set forth in Section 7.4 of the Acquiror Disclosure Letter.

Section 1.6     No Challenges. The Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Sponsor Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 1.7     Further Assurances. The Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

Section 1.8     No Inconsistent Agreement. The Sponsor hereby represents and covenants that it has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder.

Section 1.9     Other Covenants. The Sponsor hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure, in each case, required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing, including the Proxy Statement/Registration Statement), the Sponsor’s identity and ownership of the Subject Shares and the nature of the Sponsor’s commitments and agreements under this Sponsor Agreement, the Merger Agreement and any other agreements to the extent such disclosure is required by applicable securities Laws, the SEC or Nasdaq.

Section 1.10   Waiver of Anti-Dilution Provision. Subject to the consummation of the Merger, the Sponsor waives (for itself and for its successors, heirs and assigns), to the fullest extent permitted by Law and the second amended and restated memorandum and articles of association of Acquiror (the “Articles”), all anti-dilution rights that would otherwise result in Acquiror Class B Shares held by the Sponsor converting into shares of Domesticated Acquiror Class A Stock on a greater than one-for-one basis in connection with the Domestication or the Merger (including, for the avoidance of doubt, pursuant to Article 17.3 of the Articles). The waiver specified in this Section 1.10 shall be applicable only in connection with the Merger and the transactions contemplated by this Sponsor Agreement and any securities issued in connection with the Merger and the transactions contemplated by this Sponsor Agreement. If the Merger Agreement shall be terminated for any reason, the foregoing waiver shall be void and of no further force and effect.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1     Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a)            Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the Laws of the State of Delaware, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Sponsor. This Sponsor Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof, subject to any Enforceability Exceptions.

(b)            Ownership. The Sponsor is the record owner (as defined in the Securities Act) of, and has good title to, all of the Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Sponsor Agreement, (ii) Acquiror’s Governing Documents, (iii) the Merger Agreement, (iv) the Letter Agreement or (v) any applicable securities Laws. The Subject Shares are the only equity securities in Acquiror owned of record by the Sponsor on the date of this Sponsor Agreement, and none of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Letter Agreement. Other than the Acquiror Private Warrants, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)            No Conflicts. The execution and delivery of this Sponsor Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Sponsor or the Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement.

(d)            Litigation. There are no Actions pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Agreement.

(e)            Brokerage Fees. Except as described on Section 5.12 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by the Sponsor, for which Acquiror or any of its Affiliates may become liable.

(f)            Affiliate Arrangements. Except as set forth on Schedule I attached hereto, neither the Sponsor nor, to the knowledge of the Sponsor, any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership of five percent (5%) or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror.

(g)            Acknowledgment. The Sponsor understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon the Sponsor’s execution and delivery of this Sponsor Agreement.

(h)          No Other Representations or Warranties. Except for the representations and warranties made by the Sponsor in this ARTICLE II, the Sponsor does not make any express or implied representation or warranty to Acquiror or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and the Sponsor expressly disclaims any such other representations or warranties.

ARTICLE III
MISCELLANEOUS

Section 3.1     Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the earliest of (a) and (b), the “Expiration Time”), (c) the liquidation of Acquiror pursuant to applicable Law and the Governing Documents of Acquiror and (d) upon the written agreement of the Sponsor, Acquiror, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties hereto will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Sponsor Agreement.

Section 3.2     Governing Law. This Sponsor Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3     CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)            CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH ACTION, (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, (III) AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT, AND (IV) AGREES NOT TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION, IN EACH CASE, TO ENFORCE JUDGMENTS OBTAINED IN ANY ACTION, SUIT OR PROCEEDING BROUGHT PURSUANT TO THIS SECTION 3.3.

(b)            WAIVER OF TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4     Assignment. No party hereto shall assign this Sponsor Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Sponsor Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 3.5     Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in addition to any other remedy to which any party hereto is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Sponsor Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6     Amendment; Waiver. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor.

Section 3.7     Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Sponsor Agreement, they shall take any actions necessary to render the remaining provisions of this Sponsor Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Sponsor Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 3.8     Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Acquiror:

RMG Acquisition Corp. III

57 Ocean, Suite 403, 5775 Collins Avenue

Miami Beach, Florida

Attention: Philip Kassin

Email: pkassin@rmginvestments.com

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate, EC2N 4BQ London

Attention: Lorenzo Corte; Maria Protopapa

Email: lorenzo.corte@skadden.com
            maria.protopapa@skadden.com

If to the Company:

H2B2 Electrolysis Technologies, Inc.

300 Delaware Ave Ste 210-A,

Wilmington, Delaware 19801

Attention: Anselmo Andrade and Mario Barragan

Email: anselmo.andrade@h2b2.es and mario.barragan@h2b2.es

with copies to (which shall not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan Maierson; Thomas Verity

Email: ryan.maierson@lw.com

            thomas.verity@lw.com

If to the Sponsor:

RMG Sponsor III LLC

57 Ocean, Suite 403, 5775 Collins Avenue

Miami Beach, Florida

Attention: Philip Kassin
Email: pkassin@rmginvestments.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

22 Bishopsgate, EC2N 4BQ London

Attention: Lorenzo Corte; Maria Protopapa

Email: lorenzo.corte@skadden.com
            maria.protopapa@skadden.com

Section 3.9     Headings; Counterparts. The headings in this Sponsor Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Sponsor Agreement. This Sponsor Agreement may be executed in two (2) or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10    Entire Agreement. This Sponsor Agreement, the Merger Agreement and the other Ancillary Agreements constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor, Acquiror, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

RMG Sponsor III LLC

By:	/s/ Philip Kassin
Name: Philip Kassin
Title: President and COO

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

RMG Acquisition Corp. III

By:	/s/ Philip Kassin
Name: Philip Kassin
Title: President and COO

[Signature Page to Sponsor Support Agreement]

COMPANY:

H2B2 Electrolysis Technologies, Inc.

By:	/s/ Anselmo Andrade Fernández de Mesa
Name: Anselmo Andrade Fernández de Mesa
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Affiliate Agreements

1.	Securities Subscription Agreement, dated as of December 30, 2020, by and between Acquiror and Sponsor.

2.	Letter Agreement.

3.	Sponsor Warrants Purchase Agreement, dated as of February 4, 2021, by and between Acquiror and Sponsor.

4.	Registration Rights Agreement, dated as of February 4, 2021, by and between Acquiror and Sponsor.

[Schedule I to Sponsor Support Agreement]